EQUITABLE HOLDINGS REPORTS FIRST QUARTER 2021 RESULTS
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Strong first quarter results evidenced by c. $4.6bn of net flows and AUM up 27%
Net loss of $1.5bn; net loss per share of $3.46
Non-GAAP operating earnings1 of $600m, or $1.35 per share
Balance sheet fortified by economic hedging with 95% effectiveness; supporting capital return of $504m to shareholders
Generating value through robust risk management; VA reinsurance transaction on track
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New York, NY, May 5, 2021 — Equitable Holdings, Inc. (“Equitable Holdings”, “Holdings”, or the “Company”) (NYSE: EQH) today announced financial results for the first quarter ended March 31, 2021.
“Thanks to the resiliency of Equitable’s business model, we began 2021 with strong operating performance and delivered another quarter of solid results, with non-GAAP operating earnings of $1.35 per share, up 19% year-over-year. Buoyed by net flows and strong equity markets, assets under management grew 27% year-over-year to $822 billion, reaching another record high,” said Mark Pearson, President and Chief Executive Officer.

Mr. Pearson continued, “We remain grounded in our fair value economic approach to managing the business. Our balance sheet de-risking efforts will be further accelerated by our landmark variable annuity reinsurance transaction with Venerable, which remains on track to close in the second quarter. In addition to the benefits we receive from managing to a fair value framework, we remain confident in our ability to generate long-term value.”

Consolidated Results
	First Quarter
(in millions, except per share amounts or unless otherwise noted)	2021	2020
Total Assets Under Management (“AUM”, in billions)	$822	$646
Net income (loss) attributable to Holdings	(1,488)	5,388
Net income (loss) attributable to Holdings per common share	(3.46)	11.60
Non-GAAP operating earnings (loss)	600	535
Non-GAAP operating earnings (loss) per common share (“EPS”)	1.35	1.13
As of March 31, 2021, total AUM was $822 billion, a year-over-year increase of 27% driven by net inflows and market performance over the prior twelve months.
The net loss attributable to Holdings for the first quarter of 2021 was $1,488 million compared to net income of $5,388 million in the first quarter of 2020 driven primarily by non-economic market impacts from hedging and non-performance risk under U.S. GAAP accounting.
1 This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release.

Non-GAAP operating earnings in the first quarter of 2021 improved to $600 million from $535 million in the first quarter of 2020, primarily due to higher market-driven revenues including alternative investments and fee income.
As of March 31, 2021, book value per common share, including accumulated other comprehensive income (“AOCI”), was $21.32. Book value per common share, excluding AOCI, was $19.59.

Business Highlights

•Business segment highlights:
◦Individual Retirement had a record quarter in first year premiums, up 24% year-over-year, driven by another record quarter in Structured Capital Strategies (“SCS”) sales.
◦Group Retirement renewal contributions increased 6% year-to-date, reflecting amplified Advisor outreach, effective digital engagement and positive flows in the tax-exempt market.
◦Investment Management and Research (AllianceBernstein or “AB”)2 reported active net inflows of $6.5 billion in the quarter, with positive net flows across all distribution channels.
◦Protection Solutions continues to drive momentum in its Employee Benefits business with strong persistency and gross written premiums up 47% year-over-year.
•Capital management program:
◦As part of the Company’s 2021 capital management program, it returned $504 million to shareholders in the first quarter, including $74 million of quarterly cash dividends and $430 million of share repurchases.
◦The Company intends to increase its quarterly cash dividend from $0.17 to $0.18 per share in the second quarter3.
◦The Company expects to continue delivering on its 50-60% payout ratio target, with an incremental $500 million of share repurchases in 2021, subject to the close of the variable annuity reinsurance transaction with Venerable.
•Strong capitalization and liquidity:
◦Fortified balance sheet immunized from interest rate risk and protected by hedging to economic liabilities, with 95% hedging effectiveness in the quarter.
◦As of March 31, 2021, the Company reported cash and liquid assets of c. $2.5 billion at Holdings, above its $500 million liquidity target.
•Delivering long-term shareholder value:
◦Continued focus on growing capital-resilient businesses, supported by the variable annuity reinsurance transaction, which remains on track to close in the second quarter of 2021.
◦Expenses lower year-over-year, excluding one-time items and revenue-related variable expenses, reflecting $8 million of net realized expense savings in the quarter and our continued focus on productivity.

2 Refers to AllianceBernstein L.P. and AllianceBernstein Holding L.P., collectively.
3 Any declaration of dividends will be at the discretion of the Board and will depend on our financial condition and other factors.

Business Segment Results

Individual Retirement

(in millions, unless otherwise noted)	Q1 2021	Q1 2020
Account value (in billions)	$120.8	$93.6
Segment net flows
Current Product Offering	559	615
Fixed Rate	(1,075)	(935)
Total segment net flows	(516)	(320)
Operating earnings (loss)	363	373
•Account value increased by 29% primarily driven by equity market performance over the prior twelve months.
•Net flows of $(516) million decreased compared to the first quarter of 2020 as anticipated outflows from the older fixed rate living benefits block of $(1,075) million were partially offset by net inflows from our current product offering of less capital-intensive products of $559 million.
•Operating earnings decreased from $373 million to $363 million versus the prior year quarter, primarily due to higher death claims, partially offset by higher net investment income from alternatives and fee-type revenue on higher account values.

Group Retirement

(in millions, unless otherwise noted)	Q1 2021	Q1 2020
Account value (in billions)	$44.0	$33.1
Segment net flows	(51)	128
Operating earnings (loss)	151	106
•Account value increased by 33% driven primarily by equity market performance over the prior twelve months.
•Net flows of $(51) million decreased by $179 million versus the prior year quarter primarily due to COVID-19 impacts on first year premiums and unfavorable surrender experience, partially offset by higher renewal premiums and positive net flows in the tax-exempt market.
•Operating earnings increased from $106 million to $151 million versus the prior year quarter, primarily due to higher net investment income from alternatives and fee-type revenue on higher account values.

Investment Management and Research

(in millions, unless otherwise noted)	Q1 2021	Q1 2020
Total AUM (in billions)	$697.2	$541.8
Segment net flows (in billions)	5.2	(5.6)
Operating earnings (loss)	121	95
•AUM increased by 29% due to equity market performance and net inflows over the prior twelve months.
•First quarter net flows of $5.2 billion were driven by net inflows across all distribution channels, including $6.5 billion in active net inflows.
•Operating earnings increased from $95 million to $121 million, primarily driven by higher base fees on higher average AUM.

Protection Solutions

(in millions)	Q1 2021	Q1 2020
Gross written premiums	$762	$778
Annualized premiums	69	56
Operating earnings (loss)	41	49
•Gross written premiums decreased 2% versus the prior year quarter as strong growth in Employee Benefits was offset by declines in Life premiums, reflecting a shift to less interest-sensitive life insurance accumulation products.
•Annualized premiums increased from $56 million to $69 million versus the prior year quarter primarily driven by continued growth in our Employee Benefits business.
•Operating earnings decreased from $49 million to $41 million versus the prior year quarter, primarily due to unfavorable COVID-19 mortality experience as well as lower premiums, partially offset by the release of the PFBL reserves.

Corporate and Other
Operating loss of $76 million in the first quarter improved compared to operating loss of $88 million in the prior year quarter, primarily driven by higher net investment income from alternative investments and lower interest credited.

Earnings Conference Call
Equitable Holdings will host a conference call at 8 a.m. ET May 6, 2021 to discuss its first quarter 2021 results. The conference call webcast, along with additional earnings materials will be accessible on the company’s investor relations website at ir.equitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software.

To register for the conference call, please use the following link:
EQH First Quarter 2021 Earnings Call

After registering, you will receive an email confirmation including dial in details and a unique conference call code for entry. Registration is open through the live call. To ensure you are connected for the full call we suggest registering a day in advance or at minimum 10 minutes before the start of the call.

A webcast replay will be made available on the Equitable Holdings Investor Relations website at ir.equitableholdings.com.
About Equitable Holdings
Equitable Holdings, Inc. (NYSE: EQH) is a financial services holding company comprised of two complementary and well-established principal franchises, Equitable and AllianceBernstein. Founded in 1859, Equitable provides advice, protection and retirement strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets. Equitable Holdings has approximately 12,000 employees and financial professionals, $822 billion in assets under management (as of 3/31/2021) and more than 5 million client relationships globally.
Contacts:
Investor Relations
Isil Muderrisoglu
(212) 314-2476
IR@equitable.com

Media Relations
Matt Asensio
(212) 314-2010
mediarelations@equitable.com

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.
These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including the impact of COVID-19 and related economic conditions, equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity and access to and cost of capital; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, protection of confidential customer information or proprietary business information, operational failures by us or our service providers, and catastrophic events, such as the outbreak of pandemic diseases including COVID-19; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults by third parties and affiliates and economic downturns, defaults and other events adversely affecting our investments; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, variations in statutory capital requirements, financial strength and claims-paying ratings, state insurance laws limiting the ability of our insurance subsidiaries to pay dividends and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves and experience differing from pricing expectations, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management and the industry-wide shift from actively-managed investment services to passive services; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to our common stock and (x) general risks, including strong industry competition, information systems failing or being compromised and protecting our intellectual property.
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2020, and in Holdings’ subsequent filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures
In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, Non-GAAP Operating EPS, and Book Value per common share, excluding AOCI, each of which is a measure that is not determined in accordance with U.S. GAAP. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance and they allow management to allocate resources. Similarly, management believes that the use of these Non-GAAP financial measures, together with relevant U.S. GAAP measures, provide investors with a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (where there is mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.
We also discuss certain operating measures, including AUM, AV, and certain other operating measures, which management believes provide useful information about our businesses and the operational factors underlying our financial performance.
Non-GAAP Operating Earnings
Non-GAAP operating earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.
Non-GAAP operating earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:
•Items related to variable annuity product features, which include: (i) certain changes in the fair value of the derivatives and other securities we use to hedge these features; (ii) the effect of benefit ratio unlock adjustments related to extraordinary economic conditions or events such as COVID-19; and (iii) changes in the fair value of the embedded derivatives reflected within variable annuity products’ net derivative results and the impact of these items on DAC amortization on our SCS product;
•Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;
•Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;
•Other adjustments, which primarily include restructuring costs related to severance and separation, COVID-19 related impacts, net derivative gains (losses) on certain Non-GMxB derivatives, net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments, unrealized gain/losses associated with equity securities and certain legal accruals; and

•Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period.
Because Non-GAAP operating earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.
We use the prevailing corporate federal income tax rate of 21% while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP operating earnings.
The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(in millions)	2021	2020
Net income (loss) attributable to Holdings	$(1,488)	$5,388
Adjustments related to:
Variable annuity product features (1)	2,267	(6,869)
Investment (gains) losses	(183)	(4)
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	34	27
Other adjustments (2) (3) (4)	524	695
Income tax expense (benefit) related to above adjustments (5)	(555)	1,292
Non-recurring tax items	1	6
Non-GAAP operating earnings	$600	$535

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(1)Includes COVID-19 impact on Variable annuity product features due to an assumption update of $1.5 billion and other COVID-19 related impacts of $35 million for the three months ended March 31, 2020.
(2)Includes assumption update due to COVID-19 of $1.0 billion and other COVID-19 related impacts of $51 million for the three months ended March 31, 2020.
(3)Includes separation costs of $21 million and $32 million for the three months ended March 31, 2021 and 2020, respectively.
(4)Includes certain legal accruals related to the cost of insurance litigation of $180 million for the three months ended March 31, 2021. No adjustment was made to prior period operating earnings as the impact was immaterial.
(5)Includes income taxes of ($547) million for the above related COVID-19 items for the three months ended March 31, 2020.
Non-GAAP Operating EPS
Non-GAAP Operating Earnings per common share is calculated by dividing Non-GAAP Operating Earnings less preferred dividends by diluted common shares outstanding. The table below presents a reconciliation of GAAP EPS to Non-GAAP Operating EPS for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,
(per share amounts)	2021	2020
Net income (loss) attributable to Holdings (1)	$(3.43)	$11.62
Less: Preferred stock dividend	0.03	0.02
Net Income (loss) available to common shareholders	(3.46)	11.60
Adjustments related to:
Variable annuity product features (2)	5.22	(14.82)
Investment (gains) losses	(0.42)	(0.01)
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	0.08	0.06
Other adjustments (3) (4) (5)	1.21	1.50
Income tax expense (benefit) related to above adjustments (6)	(1.28)	2.79
Non-recurring tax items	—	0.01
Non-GAAP Operating Earnings (6)	$1.35	$1.13

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(1)Due to reporting a net loss for the three months ended March 31, 2021, basic shares was used in the diluted earnings per common share calculation as the use of diluted shares would have resulted in a lower loss per share.
(2)Includes COVID-19 impact on Variable annuity product features due to an assumption update of $3.17 and other COVID-19 related impacts of $0.08 for the three months ended March 31, 2020.
(3)Includes assumption update due to COVID-19 of $2.26 and other COVID-19 related impacts of $0.11 for the three months ended March 31, 2020.
(4)Includes separation costs of $0.05 and $0.07 for the three months ended March 31, 2021 and 2020, respectively.
(5)Includes certain legal accruals related to the cost of insurance litigation of $0.41 for the three months ended March 31, 2021. No adjustments were made to prior period non-GAAP operating EPS as the impact was immaterial.
(6)Includes income taxes of $(1.18) for the above related COVID-19 items for the three months ended March 31, 2020.

Book Value per common share, excluding AOCI
We use the term “book value” to refer to Total equity attributable to Holdings’ common shareholders. Book Value per common share, excluding AOCI, is our total equity attributable to Holdings, excluding AOCI and preferred stock, divided by ending common shares outstanding.

	March 31, 2021	December 31, 2020
Book value per common share	$21.32	$32.46
Per share impact of AOCI	(1.73)	(8.76)
Book Value per common share, excluding AOCI	$19.59	$23.70

Other Operating Measures
We also use certain operating measures which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Account Value (“AV”)
Account value generally equals the aggregate policy account value of our retirement products.

Assets Under Management (“AUM”)
AUM means investment assets that are managed by one of our subsidiaries and includes: (i) assets managed by AB, (ii) the assets in our general account investment portfolio and (iii) the separate account assets of our Individual Retirement, Group Retirement and Protection Solutions businesses. Total AUM reflects exclusions between segments to avoid double counting.
Segment net flows
Net change in segment customer account balances in a period including, but not limited to, gross premiums, surrenders, withdrawals and benefits. It excludes investment performance, interest credited to customer accounts and policy charges.

Consolidated Statements of Income (Loss) (Unaudited)

	Three Months Ended March 31,
	2021	2020
	(in millions)
REVENUES
Policy charges and fee income	$949	$996
Premiums	258	289
Net derivative gains (losses)	(2,546)	9,400
Net investment income (loss)	884	629
Investment gains (losses), net:
Credit losses on Available for Sale debt securities and loans	1	(12)
Other investment gains (losses), net	183	16
Total investment gains (losses), net	184	4
Investment management and service fees	1,257	1,136
Other income	167	155
Total revenues	1,153	12,609
BENEFITS AND OTHER DEDUCTIONS
Policyholders’ benefits	939	2,776
Interest credited to policyholders’ account balances	291	317
Compensation and benefits	580	526
Commissions and distribution-related payments	382	338
Interest expense	74	52
Amortization of deferred policy acquisition costs	87	1,303
Other operating costs and expenses	608	438
Total benefits and other deductions	2,961	5,750
Income (loss) from continuing operations, before income taxes	(1,808)	6,859
Income tax (expense) benefit	408	(1,434)
Net income (loss)	(1,400)	5,425
Less: Net income (loss) attributable to the noncontrolling interest	88	37
Net income (loss) attributable to Holdings	(1,488)	5,388
Less: Preferred stock dividends	13	13
Net income (loss) available to Holdings’ common shareholders	$(1,501)	$5,375

Earnings Per Common Share

	Three Months Ended March 31,
	2021	2020
	(in millions)
Earnings per common share
Basic	$(3.46)	$11.66
Diluted	$(3.46)	$11.60
Weighted average shares
Weighted average common stock outstanding for basic earnings per common share	434.2	461.0
Weighted average common stock outstanding for diluted earnings per common share (1)	434.2	463.5

(1)Due to net loss for the three months ended March 31, 2021 approximately 4.3 million more shares were excluded from the diluted earnings per common share calculation than would have been excluded as being anti-dilutive under the treasury stock method.

Results of Operations by Segment

	Three Months Ended March 31,
	2021	2020
	(in millions)
Operating earnings (loss) by segment:
Individual Retirement	$363	$373
Group Retirement	151	106
Investment Management and Research	121	95
Protection Solutions	41	49
Corporate and Other	(76)	(88)
Non-GAAP Operating Earnings	$600	$535

Select Balance Sheet Statistics

	March 31, 2021	December 31, 2020
	(in millions)
ASSETS
Total investments and cash and cash equivalents	$112,292	$115,266
Separate Accounts assets	139,795	135,950
Total assets	276,832	275,397

LIABILITIES
Short-term and long-term debt	$4,022	$4,115
Future policy benefits and other policyholders' liabilities	35,922	39,881
Policyholders’ account balances	73,303	66,820
Total liabilities	264,427	258,077

EQUITY
Preferred stock	1,562	1,269
Accumulated other comprehensive income (loss)	740	3,863
Total equity attributable to Holdings	$10,693	$15,576
Total equity attributable to Holdings' common shareholders (ex. AOCI)	8,391	10,444

Assets Under Management (Unaudited)

	March 31, 2021	December 31, 2020
	(in billions)
Assets Under Management
AB AUM	$697.2	$685.9
Exclusion for General Account and other Affiliated Accounts	(84.5)	(87.6)
Exclusion for Separate Accounts	(42.2)	(40.5)
AB third party	$570.4	$557.8

Total company AUM
AB third party	$570.4	$557.8
General Account and other Affiliated Accounts (1)	112.3	115.3
Separate Accounts (2)	139.8	136.0
Total AUM	$822.5	$809.0

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(1)“General Account and Other Affiliated Accounts” refers to assets held in the general accounts of our insurance companies and other assets on which we bear the investment risk.
(2)“Separate Accounts” refers to the separate account investment assets of our insurance subsidiaries excluding any assets on which we bear the investment risk.